Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A1 of Ascent Solar Technologies Inc. of our report dated February 21, 2024, relating to our audit of the December 31, 2023 and 2022 financial statements of Ascent Solar Technologies Inc.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

Haynie & Company

Salt Lake City, Utah

February 23, 2024